UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Longboard Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-5009619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Voting Common Stock, $0.0001 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-253329

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form 8-A (this “Amendment”) amends and restates in its entirety the Registration Statement on Form 8-A originally filed by Longboard Pharmaceuticals, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on March 9, 2021. This Amendment is being filed solely to clarify that the Company’s voting common stock, $0.0001 par value per share, is being registered hereunder. No new securities are being registered pursuant to this Amendment.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the voting common stock, $0.0001 par value per share, of the Registrant, to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-253329), initially filed with the Commission on February 19, 2021, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: March 10, 2021	By:	/s/ Kevin R. Lind
Kevin R. Lind President and Chief Executive Officer